Exhibit 23.1

                             INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 25, 2006, except for Note 15 and 16 which is dated
October 10, 2006, relating to the financial statements of HealthRenu Medical, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Ham, Langston & Brezina, L.L.P.
Houston, Texas

November 13, 2006